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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the Equity Compensation Acquisition Plan and 1990 Long-Term Equity Incentive Plan of Sun Microsystems, Inc., of our reports dated July 15, 1998, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K) for the years ended June 30, 1998 and 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP


                                            /s/ ERNST & YOUNG LLP

Palo Alto, California
January 21, 1999